K R A M E R  L E V I N  N A F T A L I S  &  F R A N K E L  L L P

October 26, 2012

E.I.I. Realty Securities Trust

640 Fifth Avenue, 8th Floor

New York, New York 10019

Re:	E.I.I. Realty Securities Trust

File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 22 to the Registration Statement No. 333-45959 on Form N-1A. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS     NEW YORK NY 10036-2714    PHONE 212.715.9100    FAX 212.715.8000     WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE      75008 PARIS FRANCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm”, “Ongoing Arrangements to Disclose Portfolio Holdings” and “Financial Statements” in the Statement of Additional Information, and to the use of our report dated August 27, 2012 with respect to E.I.I. Realty Securities Trust (comprising E.I.I. Global Property Fund, E.I.I. International Property Fund and E.I.I. Realty Securities Fund) for the fiscal year ended June 30, 2012, which is incorporated by reference in Post-Effective Amendment No. 22 and Amendment No. 24 to the Registration Statement on Form N-1A (Nos. 333-45959 and 811-08649 respectively) of E.I.I. Realty Securities Trust.

/s/ERNST & YOUNG LLP

New York, New York

October 26, 2012